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                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that John W. Alexander hereby constitutes and appoints R. Christopher Weber and Jon M. Berry, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to Registration Statement No. 333-16469 (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed on December 12, 1996 by John W. Alexander in the capacity and for the entity indicated.




                                    /s/ John W. Alexander
                                  --------------------------------
                                  John W. Alexander
                                  DIRECTOR
                                  of Jacor Communications, Inc.